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                                                                    EXHIBIT 99.1

                           APPLIED FILMS CORPORATION
                            9586 I-25 Frontage Road
                            Longmont, Colorado 80504

                    Certificate of Applied Films Corporation

         In connection with the registration statement (the "Rule 462(b) Registration Statement") filed today by Applied Films Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), the Company hereby certifies pursuant to Rule 111(b) under the Act that:

         (i) the Company has instructed Bank One, Michigan, to transmit from its account at such bank to the Commission's account at Mellon Bank $2,875 as the filing fee for the Rule 462(b) Registration Statement no later than November 9, 2001;

         (ii) the Company will not revoke the instructions set forth in paragraph (i); and

         (iii) the Company has sufficient funds in its account at Bank One, Michigan, to cover the filing fee for the Rule 462(b) Registration Statement.

         The Company hereby undertakes to confirm during business hours on November 9, 2001 that the bank has received the instructions described in paragraph (i).

/s/ LAWRENCE D. FIRESTONE
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Lawrence D. Firestone                                           November 8, 2001
Chief Financial Officer